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                                                                   Exhibit 23(c)


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference of our report dated May 20, 1996 with respect to the consolidated financial statements of U.S. Alcohol Testing of America, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-3 No. 333-10945) and related Prospectus of U.S. Alcohol Testing of America, Inc. for the registration of 2,000,000 shares of its common stock issuable upon exercise of warrants and shares offered by selling stockholders.


                                                           /S/ ERNST & YOUNG LLP


         Riverside, California
         September 18, 1996







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